UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2008

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Gateway Center, Newark, NJ, 07102
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The Merger Agreement

On June 16, 2008, Wilshire Enterprises, Inc. ("Wilshire" or the "Company") announced that it had entered into an Agreement and Plan of Merger, dated as of June 13, 2008 (the "Merger Agreement"), among the Company, NWJ Apartment Holdings Corp. ("Parent") and NWJ Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"). Both Parent and Merger Sub are affiliates of NWJ Companies, Inc. ("NWJ"), a privately owned real estate development company based in New York, New York. Friedman, Billings, Ramsey & Co., Inc. acted as financial advisor to Wilshire.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge (the "Merger") with and into the Company upon the satisfaction or waiver of the conditions to closing of the Merger (the "Closing"), with the Company as the surviving corporation in the Merger. In the Merger, each outstanding share of the Company's common stock (the "Common Stock"), other than shares as to which dissenters rights are properly exercised, will be converted into the right to receive a purchase price of $3.88 per share in cash, without interest (the "Merger Consideration"), less required withholding taxes. Upon consummation of the Merger, the Company will become a wholly-owned subsidiary of Parent.

The Merger Agreement also provides that holders of each outstanding option to acquire a share of Common Stock will receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of the option, less any required withholding taxes. All option holders must execute agreements otherwise terminating their options as of the effective time (the "Effective Time") of the Merger. Each outstanding restricted stock award subject to vesting will vest immediately prior to the Effective Time of the Merger, and the holder thereof will receive the Merger Consideration, less any required withholding taxes, with respect to each share of restricted stock held by such holder.

The Merger Agreement contains a "go shop" provision, pursuant to which Wilshire may solicit proposals and engage in discussions and negotiations for superior transactions from third parties for a period of 30 days after the date of the first public announcement of the Merger Agreement (or through July 16, 2008). There can be no assurances that any such solicitation will result in a superior transaction. Wilshire does not intend to disclose developments with respect to this solicitation process unless and until its Board of Directors has made a decision regarding any superior proposals that may be made. After the expiration of this 30 day period, the Company is not permitted to solicit other proposals and may not engage in discussions regarding alternative proposals except in specified circumstances. Wilshire may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a superior proposal and otherwise complies with the Merger Agreement. If the Company terminates in such circumstances, it must pay a fee of $1,585,000 to the Parent.

The Company may also terminate the Merger Agreement if the Parent or Merger Sub breach any of their respective representations, warranties, covenants or agreements, provided that (x) the Company is not then in material breach of any of its representations, warranties and covenants in the Merger Agreement, (y) the breach by the Parent or Merger Sub is such that the conditions to the Company's obligations to close would not be satisfied and (z) such breach is incapable of being cured before the date on which all parties would have the right to terminate the Merger Agreement. If the Company terminates in such circumstances, the Parent must pay the Company a fee of $2,000,000 (the "Parent Termination Fee"). Payment of the Parent Termination Fee has been guaranteed by certain affiliates of the Parent. The Merger Agreement provides that receipt of the Parent Termination Fee will be the Company's exclusive remedy against the Parent, the Merger Sub or such guarantors for any loss incurred as a result of the failure of the Merger to be consummated or as a result of any breach of the Merger Agreement by the Parent or Merger Sub. The Company does not have the right to compel performance of the Merger Agreement pursuant to any right of specific performance.

The Company has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding its operations prior to the Closing. The Closing is subject to the Parent's closing of the financing of the Company's residential properties as described in the Merger Agreement, the Company's obtaining the requisite vote of its stockholders approving the Merger Agreement and other customary conditions. In general, absent a breach, the failure of the Parent to secure its financing of the Company's residential properties will not entitle the Company to receive any fee from the Parent or its affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Voting Agreements

Holders of the Company’s Common Stock (including all officers and directors of the Company) representing approximately 26.5% of the outstanding shares have executed a voting agreement (each, a "Voting Agreement") pursuant to which they have agreed to vote their shares in favor of the Merger and granted Parent their right to vote their shares in favor of the Merger. Each Voting Agreement will terminate upon the earlier of the Effective Time or the termination of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a form of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The Rights Agreement Amendment

Immediately prior to the Company’s execution of the Merger Agreement, the Company executed an amendment (the “Rights Agreement Amendment”) to its Amended and Restated Stockholder Protection Rights Agreement, dated as of December 6, 2006 (the “Rights Agreement”).  The Rights Agreement Amendment provides that none of the Parent, Merger Sub or any of their Affiliates or Associates (as defined in the Rights Agreement) will be an "Acquiring Person" under the Rights Agreement, nor will any of them be deemed to beneficially own any shares of the Company's Common Stock solely by reason of: (1) the approval, adoption, execution or delivery of the Merger Agreement, (2) the approval, adoption, execution or delivery of the Voting Agreements, (3) the consummation of the Merger or (4) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements. The Rights Agreement Amendment further provides that neither the execution of the Merger Agreement or the Voting Agreements nor the consummation of the Merger or other transactions contemplated by the Merger Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

The Press Release

On June 16, 2008, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is filed as Exhibit 99.2 hereto, and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The Company's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the Company at 1 Gateway Center, Newark, New Jersey, or by telephone to 201-420-2796.

Wilshire and its directors and officers may be deemed to be participants in the solicitation of proxies from Wilshire's stockholders with respect to the Merger. Information about Wilshire's directors and officers and their ownership of the Company's Common Stock is set forth in the Wilshire proxy statements and Annual Reports on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the Merger when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit 2.1--Agreement and Plan of Merger, dated as of June 13, 2008, among NWJ Apartment Holdings Corp., NWJ Acquisition Corp. and Wilshire Enterprises, Inc.

Exhibit 4.1--First Amendment to Amended and Restated Stockholder Protection Rights Agreement, dated as of June 13, 2008, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

Exhibit 99.1--Form of Voting Agreement.

Exhibit 99.2-- Registrant’s Press Release, dated June 16, 2008.

Exhibit 99.3--Guaranty Agreement, dated June 13, 2008, by NWJ Companies Inc. and Nickolas W. Jekogian III.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 16, 2008	WILSHIRE ENTERPRISES, INC.
(Registrant)

	By:	/s/ Sherry Wilzig Izak
Sherry Wilzig Izak
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit 2.1--Agreement and Plan of Merger, dated as of June 13, 2008, among NWJ Apartment Holdings Corp., NWJ Acquisition Corp. and Wilshire Enterprises, Inc.

Exhibit 4.1--First Amendment to Amended and Restated Stockholder Protection Rights Agreement, dated as of June 13, 2008, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

Exhibit 99.1--Form of Voting Agreement.

Exhibit 99.2--Registrant’s Press Release, dated June 16, 2008.

Exhibit 99.3--Guaranty Agreement, dated June 13, 2008, by NWJ Companies Inc. and Nickolas W. Jekogian III.